Exhibit 10.2
THIRD AMENDMENT TO THE
SECOND AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF HERITAGE COMMUNITIES L.P.
This THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HERITAGE COMMUNITIES L.P., dated as of December 9, 2008 (this “Amendment”), is being executed by ASR Investments Corporation, a Maryland corporation, as the sole member of ASR of Delaware LLC, a Delaware limited liability company (collectively the “General Partner”), the general partner of Heritage Communities L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred on the General Partner pursuant to Section 14.2(c) of the Second Amended and Restated Agreement of Limited Partnership of Heritage Communities L.P., dated as of September 18, 1997, as amended to date (the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.
WHEREAS, the Board of Directors of the General Partner has approved this Amendment.
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	The definition of “Unit Adjustment Factor” in Section 1.1.80 of the Agreement is hereby amended and restated to read in its entirety as follows:
“Unit Adjustment Factor means initially 1.0; provided that in the event that UDR, Inc. (“UDR”) (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Unit Adjustment Factor shall be adjusted by multiplying the Unit Adjustment Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; provided however, that notwithstanding the foregoing, if UDR declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares (including a dividend in which stockholders may elect to receive all or a portion of such dividend in cash), no adjustments to the Unit Adjustment Factor shall be made if, promptly thereafter, the

Partnership pays a distribution with respect to each Partnership Unit consisting of a number of Partnership Units (or fraction thereof) equal to the product of (i) the quotient obtained by dividing (a) the aggregate number of Shares paid by UDR as a dividend to all stockholders, by (b) the aggregate number of Shares outstanding as of the close of business on the record date for such dividend, and (ii) the number of shares for which such Partnership Unit is then exchangeable pursuant to Section 4.2.2.”
2.	Section 5.1.1(c) is hereby amended to read in its entirety as follows:
“third, to each Limited Partner to the extent of and in proportion to an amount per Limited Partner Unit held by such Limited Partner equal to the quotient obtained by dividing (i) the aggregate amount of cash paid by UDR as a dividend to holders of Shares for such quarter, by (ii) the aggregate number of Shares outstanding as of the close of business on the record date for such dividend,”
3.	Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

               IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

HERITAGE COMMUNITIES L.P.,
a Delaware limited partnership

By:	ASR OF DELAWARE LLC,
a Delaware limited liability company, its General Partner

By:	ASR INVESTMENTS CORPORATION,
a Maryland corporation, its Sole Member

/s/ Warren L. Troupe Warren L. Troupe Senior Executive Vice President